EXHIBIT 99

                           CHARTER ONE FINANCIAL, INC.
                      SELECTED MONTHLY FINANCIAL HIGHLIGHTS


SELECTED FINANCIAL DATA AT MONTH END

                                                                   04/30/96           05/31/96          06/30/96
                                                                   --------           --------          --------
                                                                              (DOLLARS IN THOUSANDS)
Total assets................................................    $ 13,528,222         13,666,754        13,951,846
Investment securities.......................................         322,477            317,233           340,653
Mortgage-backed securities..................................       5,260,952          5,183,691         5,620,088
Loans receivable............................................       7,277,889          7,494,110         7,201,810
Deposits....................................................       6,936,646          6,969,300         7,817,126
Borrowings..................................................       5,470,117          5,552,732         4,998,961
Portfolio of loans serviced for others......................       1,143,478          1,119,037         1,602,634
Number of employees (FTEs)..................................           2,250              2,297             2,499

Deposits:
  Checking..................................................    $    729,417            761,572           878,755
  Savings...................................................         878,209            876,138           939,059
  Money market..............................................         953,677            965,940         1,131,047
  Certificates:
    6 month or less.........................................         656,869            655,882           673,837
    6 month to 1 year.......................................       1,207,978          1,221,901         1,492,729
    Jumbo...................................................         298,069            297,140           294,749
    Other...................................................       2,212,427          2,190,727         2,406,950
                                                                 -----------       ------------       -----------
      Total CDS.............................................       4,375,343          4,365,650         4,868,265
                                                                 -----------       ------------       -----------
        Total deposits......................................    $  6,936,646          6,969,300         7,817,126
                                                                 ===========       ============       ===========

Borrowings:
  Reverse repurchase agreements.............................    $  1,955,844          2,080,970         1,521,078
  FHLB advances.............................................       3,302,451          3,260,277         3,267,103
  Other.....................................................         211,822            211,485           210,780
                                                                 -----------       ------------       -----------
    Total borrowings........................................    $  5,470,117          5,552,732         4,998,961
                                                                 ===========       ============       ===========

Weighted average rates at period end:
  Loans.....................................................            8.10%              8.08%             8.12%
  MBS.......................................................            7.18%              7.25%             7.23%
    Loans and MBS...........................................            7.71%              7.74%             7.73%
  Other investments.........................................            6.66%              6.68%             6.50%
    Total interest-earning assets...........................            7.67%              7.70%             7.68%

  Deposits..................................................            4.42%              4.40%             4.39%
  Borrowings................................................            5.62%              5.67%             5.77%
    Total interest-bearing liabilities......................            4.95%              4.96%             4.93%

Interest rate spread........................................            2.72%              2.74%             2.75%
Net yield on interest-earning assets........................            3.01%              3.02%             3.00%

Nonperforming assets and allowance for loss:
  Nonperforming loans and leases............................    $     25,266*            25,266*           22,861
  Restructured loans........................................          18,794*            18,794*           20,941
  REO and other repossessed assets..........................          11,335              9,460             9,372
                                                                 -----------       ------------       -----------
    Total nonperforming assets..............................    $     55,395             53,520            53,174
                                                                 ===========       ============       ===========

  Allowance for loss........................................    $     64,719             65,865            65,268

*   At March 31, 1996

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

SELECTED ACTIVITY FOR THE MONTH AND QUARTER

                                                                                   3 MONTHS           6 MONTHS
                                                                                    ENDED              ENDED
                                4/30/96         5/31/96          6/30/96           6/30/96            6/30/96
                                -------         -------          -------           -------            -------
                                                              (DOLLARS IN THOUSANDS)
Loan and MBS activity:
  Mortgage loan
   originations:
    One-to-four family....     $ 317,375         293,908          298,030            909,313          1,499,002
    Multifamily...........         2,198               -            2,522              4,720             20,222
    Commercial real estate        24,634           8,067           11,439             44,140             53,314
    Consumer loan
     originations.........        57,523          55,992           45,316            158,831            259,922
                                --------        --------        ---------         ----------         ----------
      Total originations..       401,730         357,967          357,307          1,117,004          1,832,460
  Loans sold..............           457           2,500              342              3,299             17,467
  Loans exchanged
   for MBS................             -               -          510,435            510,435            510,435
  MBS purchased...........       253,631               -                -            253,631            567,104
  MBS sold................             -               -                -                  -            326,125

  Average yield on
   residential loans
   originated (excludes
   impact of fees and costs
   associated with
   origination)...........          7.26%           7.37%            7.41%              7.34%              7.30%

Deposit portfolio activity:
  Net increase (decrease):
    Checking..............     $ (12,842)         32,155          117,183            136,496            144,794
    Savings...............       (11,399)         (2,071)          62,921             49,451            (68,119)
    Money market..........        (5,179)         12,263          165,107            172,191            301,960
    Certificates:
      6 month or less.....        10,594            (987)          13,134             22,741             18,301
      6 month to 1 year...        16,899          13,923          855,249            886,071            322,726
      Jumbo...............       (23,847)           (929)          (2,391)           (27,167)          (175,325)
      Other...............       (48,377)        (21,700)        (363,377)          (433,454)           260,298
                                --------        --------        ---------         ----------         ----------
        Total CDS.........       (44,731)         (9,693)         502,615            448,191            426,000
                                --------        --------        ---------         ----------         ----------
  Net increase (decrease)
   in deposits............     $ (74,151)         32,654          847,826            806,329            804,635
                                ========        ========        =========         ==========         ==========
  Interest credited to
   deposits included above     $  10,595          10,490           51,048             72,133            117,155
  Total increase (decrease)
   as a percentage of
   beginning deposits.....         (1.06)%           .47%           12.09%             11.50%             11.47%



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